EXHIBIT 25(a)

______________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                              ____________________

                                    FORM T-1

                STATEMENT OF ELIGIBILITY UNDER THE TRUST
                INDENTURE ACT OF 1939 OF A CORPORATION
                DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ______________________________

                              BANKERS TRUST COMPANY
                (Exact name of trustee as specified in its charter)

    NEW YORK                                              13-4941247
(Jurisdiction of incorporation or organization         (I.R.S. Employer
if not a U.S. national bank)                          Identification No.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                      (Zip Code)
executive offices)
                        _________________________________

                         MCI COMMUNICATIONS CORPORATION
               (Exact name of obligor as specified in its charter)


    DELAWARE                                              52-0886267
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


1801 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C.                                                      20006
(Address of principal executive offices)                            (Zip Code)
                         ______________________________

                       CONVERTIBLE SUBORDINATED DEBENTURES
                       (Title of the indenture securities)
______________________________________________________________________________

Item   1. General Information.
          Furnish the following information as to the trustee.

       (a) Name and address of each examining or supervising authority to which it is subject.

        Name                                          Address
        ----                                          -------

        Federal Reserve Bank (2nd District)           New York, NY
        Federal Deposit Insurance Corporation         Washington, D.C.
        New York State Banking Department             Albany, NY

       (b)   Whether it is authorized to exercise corporate trust powers.

             Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item  16. List of Exhibits.

          Exhibit 1 -     Restated Organization Certificate of
                          Bankers Trust Company dated August 7,
                          1990 and Certificate of Amendment of the Organization Certificate of Bankers
                          Trust Company dated March 28, 1994 -
                          Incorporated herein by reference to
                          Exhibit 1 filed with Form T-1 Statement,
                          Registration No. 33-79862.

           Exhibit 2 -    Certificate of Authority to commence
                          business - Incorporated herein by
                          reference to Exhibit 2 filed with Form T-
                          1 Statement, Registration No. 33-21047.


           Exhibit 3 -    Authorization of the Trustee to exercise
                          corporate trust powers - Incorporated
                          herein by reference to Exhibit 2 filed
                          with Form T-1 Statement, Registration
                          No. 33-21047.

          Exhibit 4 -     Existing By-Laws of Bankers Trust
                          Company, dated as amended on September
                          21, 1993. - Incorporated herein by
                          reference to Exhibit 4 filed with Form
                          T-1 Statement, Registration No.
                          33-52359.

          Exhibit 5 -      Not applicable.

          Exhibit 6 -      Consent of Bankers Trust Company
                           required by Section 321(b) of the Act. -
                           Incorporated herein by reference to
                           Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 22-18864.

          Exhibit 7 -      A copy of the latest report of condition
                           of Bankers Trust Company dated as of
                           September 30, 1994 - (Copy attached).

                                 SIGNATURE



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of December, 1994.


                                                 BANKERS TRUST COMPANY



                                                 By:Kathleen Boyd
                                                    ---------------------------
                                                    Kathleen Boyd
                                                    Vice President

Initial Title of       Bankers Trust Company
Bank:
Address:               130 Liberty Street
City, State, Zip:      New York, NY 10006
FDIC Certificate No.:  0 0 6 2 3

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1994

    All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                    C400
                                                                                ------------

                                          DOLLAR AMOUNTS IN THOUSANDS   RCFD    BIL MIL THOU
- ---------------------------------------------------------------------   ----    ------------
ASSETS

  1. Cash and balances due from depository institutions (from
     Schedule RC-A):
     a.    Noninterest-bearing balances and currency and coin(1).....   0081       1,756,000    1.a.
     b.    Interest-bearing balances(2)..............................   0071       3,257,000    1.b.
  2. Securities:
     a.    Held-to-maturity securities (from Schedule RC-B, column
           A)........................................................   1754               0    2.a.
     b.    Available-for-sale securities (from Schedule RC-B, column
           D)........................................................   1773       3,984,000    2.b.
  3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a.    Federal funds sold........................................   0276       3,158,000    3.a
     b.    Securities purchased under agreements to resell...........   0277         572,000    3.b.
  4. Loans and lease financing receivables:
     a.    Loans and leases, net of unearned
           income (from Schedule RC-C)        RCFD 2122    17,174,000                           4.a.
     b.    LESS: Allowance for loan and
           lease losses.....................  RCFD 3123     1,254,000                           4.b.
     c.    LESS: Allocated transfer risk
           reserve..........................  RCFD 3128             0                           4.c.
     d.    Loans and leases, net of unearned income, allowance, and
           reserve (item 4.a minus 4.b and 4.c)......................   2125      15,920,000    4.d.
  5. Assets held in trading accounts.................................   3545      35,263,000    5.
  6. Premises and fixed assets (including capitalized leases)........   2145         845,000    6.
  7. Other real estate owned (from Schedule RC-M)....................   2150         301,000    7.
  8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..................................   2130         203,000    8.
  9. Customers' liability to this bank on acceptances outstanding....   2155         294,000    9.
 10. Intangible assets (from Schedule RC-M)..........................   2143          10,000    10.
 11. Other assets (from Schedule RC-F)...............................   2160       8,717,000    11.
 12. Total assets (sum of items 1 through 11)........................   2170      74,280,000    12.

- ------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.

Initial Title of Bank:   Bankers Trust Company
Address:                 130 Liberty Street
City, State, Zip:        New York, NY 10006
FDIC Certificate No.:    0 0 6 2 3

SCHEDULE RC--CONTINUED

                                   DOLLAR AMOUNTS IN THOUSANDS             BIL MIL THOU
- --------------------------------------------------------------             ------------
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C
      from Schedule RC-E, part I).............................    RCON 2200    7,733,000   13.a
      (1) Noninterest-bearing(1)....   RCON 6631     3,330,000                             13.a.(1)
      (2) Interest bearing..........   RCON 6636     4,403,000                             13.a.(2)
   b. In foreign offices, Edge and Agreement subsidiaries, and
      IBFs (from Schedule RC-E, part II)......................    RCFN 2200   15,494,000   13.b.
      (1) Noninterest-bearing.......   RCFN 6631       466,000                             13.b.(1)
      (2) Interest-bearing..........   RCFN 6636    15,028,000                             13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the bank
    and of its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal funds purchased.................................    RCFD 0278    8,403,000   14.a.
   b. Securities sold under agreements to repurchase..........    RCFD 0279      690,000   14.b.
15.a. Demand notes issued to the U.S. Treasury................    RCON 2840            0   15.a.
   b. Trading liabilities.....................................    RCFD 3548   19,599,000   15.b.
16. Other borrowed money:
   a. With original maturity of one year or less..............    RCFD 2332    8,073,000   16.a.
   b. With original maturity of more than one year............    RCFD 2333    1,596,000   16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases....................................................    RCFD 2910       35,000   17.
18. Bank's liability on acceptances executed and
    outstanding...............................................    RCFD 2920      294,000   18.
19. Subordinated notes and debentures.........................    RCFD 3200    1,217,000   19.
20. Other liabilities (from Schedule RC-G)....................    RCFD 2930    6,929,000   20.
21. Total liabilities (sum of Items 13 through 20)............    RCFD 2948   70,063,000   21.
22. Limited-life preferred stock and related surplus..........    RCFD 3282            0   22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............    RCFD 3838      250,000   23.
24. Common stock..............................................    RCFD 3230      852,000   24.
25. Surplus (exclude all surplus related to preferred
    stock)....................................................    RCFD 3839      498,000   25.
26.a. Undivided profits and capital reserves..................    RCFD 3632    2,906,000   26.a.
   b. Net unrealized holding gains (losses) on
      available-for-sale securities...........................    RCFD 8434       44,000   26.b.
27. Cumulative foreign currency translation adjustments.......    RCFD 3284    (333,000)   27.
28. Total equity capital (sum of items 23 through 27).........    RCFD 3210    4,217,000   28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21,22,and 28)................    RCFD 3300   74,280,000   29.

Memorandum

To be reported only with the March Report of Condition.
Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1993...RCFD 6724 N/A M.1.

1. Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2. Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3. Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5. Review of the bank's financial statements by external auditors

6. Compilation of the bank's financial statements by external auditors

7. Other audit procedures (excluding tax preparation work)

8. No external audit work

- ------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.